UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

January 9, 2009

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MEDIS TECHNOLOGIES LTD.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE
(STATE OR OTHER JURISDICTION OF INCORPORATION)

0-30391 (COMMISSION FILE NUMBER)	13-3669062 (I.R.S. EMPLOYER IDENTIFICATION NO.)

805 Third Avenue New York, New York 10022 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(212) 935-8484
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02  Termination of a Material Definitive Agreement.

On January 9, 2009, Medis Technologies Ltd. (the “Company”) delivered a written notice of termination of the Stock Purchase Agreement  (the “Purchase Agreement”) dated April 28, 2008, by and between the Company and Azimuth Opportunity Ltd. (“Azimuth”), in accordance with the terms of the Purchase Agreement. The termination of the Purchase Agreement will become effective January 15, 2009. A description of the material terms of the Purchase Agreement can be found under Item 1.01 in the Form 8-K filed by the Company on April 28, 2008 and such description is incorporated herein by reference.

The Company terminated the Purchase Agreement due to it not meeting the minimum requirements necessary to require Azimuth to purchase the Company’s common stock pursuant to the terms of the Purchase Agreement. As the Company did not meet such minimum requirements, at the notice date, it determined that it was not in the Company’s best interests to pay the fees required to keep the Purchase Agreement in full force and effect. The Company paid no fees or penalties in connection with its early termination of the Purchase Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       January 14, 2009

MEDIS TECHNOLOGIES LTD.

By:	/s/ Howard Weingrow
Name: Howard Weingrow
Title: Executive Vice President